*  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

VIA FEDEX AND EMAIL

April 26, 2018

Brickell Key Investments LP

11 New Street

St. Peter Port

Guernsey  GY1 2PF

[*]

Brickell Key Asset Management Limited

11 New Street

St. Peter Port

Guernsey  GY1 2PF

[*]

Brickell Key Asset Management LLC

18 Broad Street

Suite 201D

Charleston, SC  29401

U.S.A.

[*]

Arent Fox LLP

1717 K Street N.W.

Washington, D.C.  20006

U.S.A.

[*]

Re: Third Letter Amendment to Claims Proceeds Investment Agreement dated February 24, 2016 ("CPIA")

Dear Corporate Secretary:

This letter further amends that certain Claims Proceeds Investment Agreement dated February 24, 2016 (the "CPIA") between ParkerVision, Inc., a Florida corporation ("ParkerVision"), and Brickell Key Investments LP, a Delaware limited partnership ("Investor"), a copy of which is attached hereto as Exhibit A.  All terms not otherwise defined herein shall have their meanings set forth in the CPIA.

On or about May 26, 2016, Investor exercised its rights, pursuant to Section 2.5(b) of the CPIA, by making an investment of Two Million Dollars ($2,000,000) (the "First Additional Investment") in that certain enforcement campaign by ParkerVision and / or its subsidiaries and Affiliates over certain patents and Patent Pending Applications in Germany and /or within the Unified Patent Court (once established) (the "German Assertion Program") as set forth

7915 Baymeadows Way, Suite 400 •  Jacksonville, FL 32256 •  Ph 904 732 6100 •  Fax 904 731 0958

in that certain Letter Amendment to Claims Proceeds Investment Agreement, a copy of which is attached hereto as Exhibit B.

On or about December 27, 2017, Investor increased its investment in ParkerVision in the additional investment amount of One Million Dollars ($1,000,000), which amount was to be used solely for Claims Costs and Expenses relating to the German Assertion Program (the “Second Additional Investment”) as set forth in that certain Second Letter Amendment to Claims Proceeds Investment Agreement, a copy of which is attached hereto as Exhibit C.

As of the date hereof, Investor desires to further increase its investment in ParkerVision in the additional investment amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Third Additional Investment”) for the purpose of advancing the existing Federal District Court actions, the existing German actions and corresponding bonding requirements. In consideration of Investor making the Third Additional Investment, ParkerVision agrees (a) to amend Section 3.4 [*] and (b) that the additional patents and Patent Pending Applications listed in Annex 1 hereto shall, for all purposes, be considered part of the Claims, Scheduled Patents and Claims (Schedule A of the CPIA), Scheduled Patents Proceeds and Assigned Rights under the CPIA, and Investor shall be entitled to a Security Interest over such additional Claims, Scheduled Patents and Claims and Scheduled Patents Proceeds as set forth in Section 4 of the CPIA.

For all purposes, the First Additional Investment, the Second Additional Investment and the Third Additional Investment shall be considered part of the Commitment and the Investment, as such terms are defined under the CPIA, and shall have all rights, entitlements, benefits, privileges and priorities (including under Section 3.4 of the CPIA) thereof; provided that, the Multiple and IRR Return as to such First Additional Investment, the Second Additional Investment and the Third Additional Investment shall be calculated from the dates ParkerVision receives such First Additional Investment, the Second Additional Investment and the Third Additional Investment.

Other than as expressly set forth above, no other terms and conditions of the CPIA are hereby amended, modified or revoked.  Any and all disputes hereunder shall be finally determined in accordance with Section 9 of the CPIA.

Sincerely,

PARKERVISION, INC.

__________________________

Name: Cynthia Poehlman

Title:   Chief Financial Officer and Authorized Signatory

ACKNOWLEDGED AND AGREED:

BRICKELL KEY INVESTMENTS LP

________________________________________

Name:

Title:Director for and on behalf of Brickell Key Partners GP Limited,

as General Partner of Brickell Key Investments LP